EXHIBIT 99.1

Safe Harbor Statement Under the Private Securities
Litigation Reform Act of 1995

In connection with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 (the Reform
Act), Ball is hereby filing cautionary statements identifying important factors that could cause Ball's actual results to differ materially from those projected in forward-looking statements of Ball. Forward-looking statements may be made in several different contexts; for example, in the quarterly and annual earnings news releases, the quarterly earnings news conferences hosted by the company, public presentations at industry, investor and credit conferences, the company's Annual Report and in annual and periodic communications with investors. Management's Discussion and Analysis of Financial Condition and Results of Operations may contain forward-looking statements, and many of these statements are contained in Part I, Item 1, "Business."  The Reform
Act defines forward-looking statements as statements that express or imply an expectation or belief and contain a projection, plan or assumption with regard to, among other things, future revenues, income, earnings per share, cash flow or capital structure.  Such statements of future events or performance involve estimates, assumptions and uncertainties, and are qualified in their entirety by reference to, and are accompanied by, the following important factors that could cause Ball's actual results to differ materially from those contained in forward-looking statements made by or on behalf of Ball.

Some important factors that could cause Ball's actual results or outcomes to differ materially from those expressed or implied and discussed in forward-looking statements include, but are not limited to:

o    Fluctuation in customer growth and demand, including loss of major customers; manufacturing overcapacity; lack of productivity improvement or production cost reductions; weather; vegetable and fishing yields; regulatory action; federal, state and local law, such as recycling or mandatory deposit laws;
     interest rates; labor strikes and work stoppages; boycotts; litigation involving antitrust, intellectual property, consumer and other issues; maintenance and capital expenditures; capital availability; economic conditions and acts of war, terrorism or catastrophic events.

o    Competition in pricing and the possible decrease in, or loss of, sales resulting therefrom; loss of profitability and plant closures, as well as the impact of price increases on financial results.

o    The timing and extent of regulation or deregulation, competition in each line of business, product development and introductions and technology changes.

o    Ball's ability or inability to have available sufficient production capacity in a timely manner.

o    Overcapacity in foreign and domestic metal and plastic container industry production facilities and its impact on pricing and financial results.

o    Difficulties in obtaining raw materials, supplies, energy such as gas and electric power, and natural resources needed for the production of metal and plastic containers as well as aerospace products.

o    The pricing of raw materials, supplies, power and natural resources needed for the production of metal and plastic containers as well as aerospace products, pricing and ability or inability to sell scrap associated with the production of metal containers and the effect of changes in the cost of warehousing the company's products and anticipated increases in various employee benefits and labor costs.

o    The ability or inability to pass on to customers changes in raw material cost, particularly resin, steel and aluminum.

o    International business and market risks, particularly in foreign developing countries such as China and
     Brazil, including political and economic instability in foreign markets, restrictive trade practices of foreign governments, sudden policy changes by foreign governments, the imposition of duties, taxes or other government charges by the United States or foreign governments, foreign exchange rate risk, exchange controls and national or regional labor strikes or work stoppages and terrorist activity or war.

o    Terrorist activity or war that disrupts the company's production or supply, or pricing of raw materials used in the production of the company's goods and services, and/or disrupts the company's ability to obtain adequate credit resources for the foreseeable financing requirements of the company's businesses.

o    The ability or inability to purchase the company's common shares or obtain adequate credit resources for foreseeable financing requirements of the company's businesses.

o    Undertaking successful and unsuccessful acquisitions, joint ventures and divestitures and the integration activities associated with acquisitions and joint ventures.

o    The failure to make cash payments and satisfy other debt obligations.

o    The ability or inability to achieve technological and product extensions or new technological and product advances in the company's businesses.

o    The technical risks associated with aerospace products and services, the success or lack of success of satellite launches and the businesses and governments associated with aerospace products and services and the launches.

o    The authorization, funding and availability of government contracts and the nature and continuation of those contracts and related services, as well as the cancellation or termination of government contracts for the U.S. government, other customers or other government contractors.

o    Actual vs. estimated business consolidation and investment exit costs and the estimated net realizable values of assets associated with such activities, and goodwill impairment.

o    Fluctuation in the fiscal and monetary policy established by the U.S. government.